EXHIBIT 10.11

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement is made as of August 6, 2008, by and between Center Bank, a California banking corporation (“Center Bank”); Center Financial Corporation, a California corporation which owns 100% of the issued and outstanding shares of Center Bank (“CFC”); and Korea Export Insurance Corporation, a Korean corporation established by the Government of Korea (“KEIC”), with reference to the following:

RECITALS

WHEREAS, Center Bank and KEIC have entered into a Settlement Agreement of even date herewith (the “Settlement Agreement”), pursuant to which, among other things, Center Bank has agreed to deliver to KEIC shares of the authorized but unissued common stock of CFC, as set forth herein;

WHEREAS, the parties hereto desire to provide for the issuance and sale of such shares by CFC to KEIC in accordance with the terms hereof;

NOW, THEREFORE, the parties agree as follows:

1. On August 21, 2008, at 10:00 A.M. Pacific Time, or on such other date and time as the parties hereto shall mutually agree (the “Closing Date”), for good and valuable consideration, the receipt of which is hereby acknowledged, CFC shall issue and sell to KEIC, 415,369 shares of its authorized but unissued common stock (the “Settlement Shares”). The closing of the issuance and sale of the Settlement Shares (the “Closing”) will take place at the offices of Center Bank at 3435 Wilshire Boulevard, Suite 700, Los Angeles, California 90010. At the Closing CFC will deliver to KEIC a certificate or certificates representing all of the Settlement Shares registered in the name “Korea Export Insurance Corporation.”

2. KEIC acknowledges that the Settlement Shares are not being and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or under the securities laws of any state or other jurisdiction; that the Settlement Shares are being offered and will be sold in reliance on exemptions from the registration requirements thereof, which reliance is predicated in part on the acknowledgements, agreements and representations of KEIC in this Agreement; and that CFC does not contemplate filing and is not legally required to effect any such registration. KEIC further acknowledges that the Settlement Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available; and KEIC represents that it is familiar with Rule 144 promulgated under the Securities Act (“Rule 144”) and understands the resale limitations imposed thereby and under the Securities Act. CFC covenants and agrees that upon receipt of notice of a sale of the Settlement Shares to be made by KEIC in compliance with Rule 144, and receipt of all documentation which CFC’s counsel deems reasonably necessary to evidence compliance with Rule 144, it will promptly provide, or cause to be provided, an opinion of counsel to its transfer agent, with respect to such proposed sale.

3. KEIC acknowledges that it heretofore has received, or CFC or Center Bank has given KEIC access to, or advised KEIC how to access, all such information concerning CFC or Center Bank as KEIC deems necessary or appropriate to enable it to evaluate the business and financial merits and risks inherent in an investment in the Settlement Shares, including, but not limited to, the documents set forth in Schedule A annexed hereto. KEIC represents that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Settlement Shares, and that it is able to bear the risks of such investment. KEIC acknowledges that investment in the Settlement Shares involves substantial risks. KEIC represents that it is able to hold the Settlement Shares for an indefinite period of time; that it has adequate means, other than the Settlement Shares, of providing for its current and foreseeable needs; that it has no foreseeable need to sell or otherwise dispose of the Settlement Shares; and that it has sufficient net worth to sustain a loss of its entire investment in the Settlement Shares in the event such loss should occur.

4. KEIC represents that it is entering into this Agreement and is acquiring the Settlement Shares solely for its account; that the Shares are being acquired for investment and not with a view to, or for sale in connection with, any distribution thereof; and that it has no present intention of selling or distributing any of the Settlement Shares. KEIC agrees that it will not sell, distribute, transfer, pledge, hypothecate or otherwise dispose of any of the Settlement Shares in such a manner as will violate the Securities Act or any applicable rules or regulations thereunder or any other federal securities laws, any federal banking laws or the securities or banking laws of any state or other jurisdiction.

5. CFC and Center Bank jointly or severally represent and warrant to KEIC that:

(i) CFC is a California corporation, validly existing and in good standing under the laws of the State of California.

(ii) Center Bank is a California banking corporation, validly existing and in good standing under the laws of the State of California.

(iii) Each of Center Bank and CFC has all power and authority necessary to enable it to enter into this Agreement and carry out the transactions contemplated by this Agreement. All actions necessary to authorize each of Center Bank and CFC to enter into this Agreement and carry out the transactions contemplated by each of them have been taken. This Agreement has been duly executed by each of Center Bank and CFC and is a valid and binding agreement of each of Center Bank and CFC, enforceable against each of them in accordance with its terms.

(iv) Neither the execution and delivery of this Agreement or of any document to be delivered in accordance with this Agreement nor the consummation of the transactions contemplated by this Agreement or by any document to be delivered in accordance with this Agreement will violate, result in a breach of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under the Articles of Incorporation or By-laws of either Center Bank or CFC, or under any agreement or instrument to which either Center Bank or CFC is a party or by which either is bound, under any law, or any order, rule or regulation of any court or governmental agency or other regulatory organization having jurisdiction over either Center Bank or CFC.

(v) No governmental filings, authorizations, approvals or consents, or other governmental action, are required to permit either Center Bank or CFC to fulfill all its obligations under this Agreement.

(vi) The Settlement Shares, when issued as provided for in this Agreement, will be duly and validly issued, full paid and non-assessable.

6. KEIC represents and warrants to CFC and Center Bank that:

(i) KEIC is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was formed.

(ii) KEIC has all power and authority necessary to enable it to enter into this Agreement and carry out the transactions contemplated by this Agreement. All actions necessary to authorize KEIC to enter into this Agreement and carry out the transactions contemplated by it have been taken. This Agreement has been duly executed by KEIC and is a valid and binding agreement of KEIC, enforceable against KEIC in accordance with its terms.

(iii) Neither the execution and delivery of this Agreement or of any document to be delivered in accordance with this Agreement nor the consummation of the transactions contemplated by this Agreement or by any document to be delivered in accordance with this Agreement will violate, result in a breach of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under the organizational and governing documents of KEIC, or under any agreement or instrument to which KEIC is a party or by which it is bound, or under any law, or any order, rule or regulation of any court or governmental agency or other regulatory organization having jurisdiction over KEIC.

(iv) No governmental filings, authorizations, approvals or consents, or other governmental action, are required to permit KEIC to fulfill all its obligations under this Agreement.

(v) For a period of one year from and after the Closing Date, KEIC will not sell, transfer, assign, convey, encumber or dispose of any of the Settlement Shares or of any securities which may be paid as a dividend or otherwise distributed thereon or with respect thereto or issued or delivered in exchange or substitution therefore (collectively, the “KEIC Shares”).

(vi) With respect to any proposed offer and sale of 50,000 or more shares of the common stock of CFC in any offer and sale other than a registered public offering or a sale pursuant to Rule 144 (a “Block Sale”), KEIC will give CFC prior written notice of such proposed Block Sale, which notice shall include the proposed sale date, the name of the buyer(s), the number of shares of common stock of CFC proposed to be sold by KEIC, the purchase price of such shares and any other material terms with respect to the proposed Block Sale. Notwithstanding the above, if any of the written agreements with the third party purchaser(s) require confidentiality regarding the terms of the sale, KEIC shall not be required to provide notice of the sale or any of its terms to Center Bank.

(vii) For a period of one year from and after the Closing Date, at any meeting of shareholders of CFC, or at any adjournment thereof, or any other circumstances upon which KEIC’s vote, consent, or other approval is sought as a shareholder of CFC, KEIC will vote (or cause to be voted) all of the KEIC Shares in accordance with the recommendation of the Board of Directors of

CFC; provided, however, that if KEIC in good faith determines that voting the KEIC Shares in accordance with the recommendation of the CFC Board of Directors would endanger or impair any significant proprietary interest of KEIC, then KEIC may notify CFC of its determination not to vote the KEIC shares in accordance with the CFC Board recommendation (“Impairment Determination”). Such notice of Impairment Determination shall indicate the nature and amount of any proprietary interest of KEIC that may be impaired by the CFC Board recommendation and such notice must be given by KEIC to CFC within 10 days following KEIC’s receipt of the notice of meeting, or within 10 days from the date of receipt by KEIC of the request for written consent or other approval.

7. KEIC acknowledges and agrees that the certificate(s) representing the KEIC Shares may bear a restrictive legend in substantially the following form:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED OR HYPOTHECATED WITHOUT PRIOR REGISTRATION UNDER SAID ACT OR AN EXEMPTION THEREFROM ESTABLISHED TO THE SATISFACTION OF THE ISSUER.”

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN VOTING AND TRANSFER RESTRICTIONS CONTAINED IN A STOCK PURCHASE AGREEMENT BY AND AMONG CENTER FINANCIAL CORPORATION, CENTER BANK AND KOREA EXPORT INSURANCE CORPORATION DATED AUGUST 6, 2008, A COPY OF WHICH AGREEMENT IS ON FILE WITH THE ISSUER. ALL VOTING AND TRANSFER RESTRICTIONS UNDER THE STOCK PURCHASE AGREEMENT WILL TERMINATE ON AUGUST 21, 2009.”

KEIC acknowledges and agrees that CFC may place stop orders on the certificates evidencing the KEIC Shares with its transfer agent to the same effect as the above legend.

8. KEIC acknowledges and agrees that CFC and Center Bank could not be made whole by monetary damages in the event of any default by the undersigned of the terms and conditions set forth in this Agreement. It is accordingly agreed and understood that each of CFC and Center Bank, in addition to any other remedy which it may have at law or in equity, shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and specific performance to enforce the terms and provisions hereof in any action instituted in any state or federal court having appropriate jurisdiction located in California.

9. In any action brought to enforce the terms and provisions of this Agreement, the prevailing party shall be entitled to recover from the other party all of its attorney’s fees and expenses reasonably incurred in the prosecution and/or defense of any such action.

10. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

11. All notices or other communications hereunder shall be in writing and shall be deemed properly given if delivered in person or sent by facsimile (with proof of receipt at the facsimile number to which it is required to be sent), on the business day after the day on which it is delivered to a major nationwide delivery service for overnight delivery, or on the third business day after the day on which it is mailed by first class mail from within the United States of America, to the following addresses personally or when deposited in the United States mail for delivery by registered or certified mail (return receipt requested), postage and fees prepaid, to the parties at the following addresses (or at such other address as shall be specified by like notice; provided that notice of a change of address shall be effective only upon receipt thereof):

If to KEIC:

Korea Export Insurance Corporation

915 Wilshire Blvd., Suite 1640

Los Angeles, California 90017

Attn: Byung-Yang Choo, Chief Representative of Los Angeles Office

Fax: (213) 622-5316

If to Center Bank or CFC:

Center Bank

Center Financial Corporation

3435 Wilshire Boulevard, Suite 700

Los Angeles, California 90010

Attn: Lisa K. Pai, General Counsel

Fax: (213) 384-2106

12. This Agreement shall be binding upon and shall inure to the benefit of KEIC, CFC and Center Bank, and their respective successors and assigns; provided, however that KEIC may not assign or otherwise transfer this Agreement without the prior, express written consent of CFC and Center Bank. This Agreement shall be construed and enforced in accordance with the internal laws of California applicable to contracts between California parties made and performed in the State of California. Any claim of breach of this Agreement or to otherwise seek enforcement of its provisions shall be subject to the jurisdiction of, and venue in, the state and/or federal courts located in the State of California. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed an original and all of which taken together shall constitute one and the same agreement. This Agreement and the Settlement Agreement represent the sole agreements of the parties hereto with respect to the purchase, sale and issuance of the Settlement Shares, and it may be amended only by an agreement in writing executed by both of the parties hereto.

IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the date first above written.

KOREA EXPORT INSURANCE CORPORATION

By:	/s/ Woo-Seok Lee
Woo-Seok Lee Executive Director

CENTER FINANCIAL CORPORATION

By:	/s/ Jae Whan Yoo
Jae Whan Yoo President and Chief Executive Officer

CENTER BANK

By:	/s/ Jae Whan Yoo
Jae Whan Yoo President and Chief Executive Officer

SCHEDULE A

All of the documents set forth below for Center Financial Corporation are available on the website of the Securities and Exchange Commission at: www.SEC.gov.

1.	Form 10-Q for the quarter ended June 30, 2008

2.	Form 10-Q for the quarter ended March 31, 2008

3.	Form 10-K for the fiscal year ended December 31, 2007

4.	Definitive proxy statement for the shareholders meeting held on May 28, 2008

5.	All Current Reports on Form 8-K filed with the SEC since January 1, 2006.